UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2023

TELESIS BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40497	45-1216839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10431 Wateridge Circle, Suite 150, San Diego, CA

92121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 228-4115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2023, Telesis Bio Inc. (the “Company”) entered into a redeemable convertible preferred stock and warrant purchase agreement (the “Preferred Stock and Warrant Purchase Agreement”) with Novalis LifeSciences Investments II, L.P. (the “Lead Investor”) and certain other investors, including current investors Northpond Ventures, LP (“NPV”), BroadOak Fund IV LLC (“BroadOak”) and M-185 Corporation (“M-185”), an affiliate of the Company’s Chief Executive Officer, Todd Nelson (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 280,000 shares of its newly designated redeemable convertible preferred stock, par value $0.0001 per share (the “Redeemable Convertible Preferred”), (ii) warrants with a term of two years (such warrants, the “Short-Term Warrants”) to purchase an aggregate of 5,923,921 shares of the Company’s common stock (the “Common Stock”), and (iii) warrants with a term of seven years (such warrants, the “Long-Term Warrants” and, together with the Short-Term Warrants, the “Warrants”) to purchase an aggregate of 11,847,840 shares of Common Stock. The Redeemable Convertible Preferred will be sold in fixed combinations with the Warrants, which each Investor receiving (a) a Short-Term Warrant to purchase one-half of a share of Common Stock per each share of Common Stock initially underlying the Redeemable Convertible Preferred purchased by such Investor and (b) a Long-Term Warrant to purchase one share of Common Stock per each share of Common Stock initially underlying the Redeemable Convertible Preferred purchased by such Investor. The purchase price per share of Redeemable Convertible Preferred and accompanying Short-Term Warrant and Long-Term Warrant shall be $100.00. Each Warrant has a strike price equal to $2.5996. Excluding any exercise of the Warrants, gross proceeds from the financing are expected to be approximately $28.0 million.

The Warrants provide that a holder of Warrants will not, subject to certain limited exceptions, have the right to exercise any portion of its Warrants if such holder, together with its attribution parties, would beneficially own (i) in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise to comply with Nasdaq Listing Rule, or, if so elected by an investor, (ii) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). Each Investor may elect to receive a pre-funded warrant in lieu of shares of Common Stock upon exercise of a Warrant if such exercise would result in such Investor exceeding the Beneficial Ownership Limitation. The form of pre-funded warrant is attached here to as Exhibit 4.3. The shares of Common Stock which are issuable upon the exercise of the Warrants are sometimes referred to herein as the “Warrant Shares.”

The above descriptions of the terms of the Redeemable Convertible Preferred and Warrants are qualified in their entirety by the terms of the securities. The terms of the Redeemable Convertible Preferred are described in Item 3.03 below, which is incorporated herein by reference, and the Certificate of Designation of Redeemable Convertible Preferred Stock specifying the rights, privileges and preferences of the Redeemable Convertible Preferred (the “Certificate of Designation”) is attached hereto as Exhibit 3.1. A copy of the form of the Short-Term Warrant is attached hereto as Exhibit 4.1 and a copy of the form of the Long-Term Warrant is attached hereto as Exhibit 4.2. The Private Placement is expected to close on or before June 2, 2023, subject to the satisfaction of customary closing conditions.

The Company expects to enter into a registration rights agreement, by and among the Company and the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Investors will be entitled to certain shelf registration rights with respect to the shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred and exercise of the Warrants, subject to the limitations set forth in the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 10.2.

On May 31, 2023, the Company entered into Amendment No. 1 to the Company’s Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2019 and amended and restated as of December 19, 2019 (the “Amended Investors’ Rights Agreement”), by and among the Company and certain investors in the Company, including NPV, BroadOak and M-185, listed in Schedule A thereto (the “Amended IRA Investors”), pursuant to which Amended Investors’ Rights Agreement the Amended IRA Investors extended the term of their existing registration rights until all Registrable Securities (as defined in the Amended Investors’ Rights Agreement) held by the Amended IRA Investors are sold or can be sold pursuant to Rule 144 under the Securities Act. The foregoing description of the Amended Investors’ Rights Agreement is qualified in its entirety by reference to the form of Amended Investors’ Rights Agreement, which is attached hereto as Exhibit 10.3.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Redeemable Convertible Preferred, the Warrants, the shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred and the Warrant Shares are expected to be offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder. Each of the Investors provided a written representation to the Company that they qualify as an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Item 3.03	Material Modifications of Rights of Security Holders.

The Company expects to file the Certificate of Designation with the Secretary of State of the State of Delaware. Upon the effectiveness of the Certificate of Designation, each holder of Redeemable Convertible Preferred will be entitled to receive cumulative dividends on the Accrued Value (as defined below) of each share of Redeemable Convertible Preferred at an initial rate of 8% per annum, compounded quarterly. Dividends on the Redeemable Convertible Preferred are payable in kind and will accrue on the Accrued Value of each share of Redeemable Convertible Preferred until the earlier of conversion, redemption, consummation of a change of control, a liquidation event, or upon failure to mandatorily convert due to the Conversion Blockers (as defined below) or applicable regulatory restrictions. “Accrued Value” means, with respect to each share of Redeemable Convertible Preferred, the sum of (i) $100.00 plus (ii) on each quarterly dividend date, an additional amount equal to the dollar value of any dividends on a share of Redeemable Convertible Preferred which have accrued on any dividend payment date and have not previously been added to such Accrued Value.

Upon the consummation of (i) a reorganization, merger or consolidation of the Company, (ii) the sale lease, transfer, or exclusive license or other disposition by the Company or any of its subsidiaries of all or substantially all of the assets of the Company, (iii) the issuance or transfer of shares of capital stock of the Company representing at least 50% of the voting power of the voting securities of the Company, or (iv) the completion of any tender offer or exchange offer pursuant to which the holders of Common Stock are permitted to sell their shares equaling 50% or more of the outstanding Common Stock for other securities, cash or property (each a “Deemed Liquidation Event”) that occurs prior to the second anniversary of the closing of the Private Placement, the holders of each share of Redeemable Convertible Preferred will be entitled to receive, in preference to the holders of the Common Stock and any junior preferred stock, an amount per share equal to the greater of (a) 200% multiplied by the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, or (b) the amount that such shares would have been entitled to receive if they had converted into Common Stock immediately prior to such Deemed Liquidation Event. Upon the consummation of a Deemed Liquidation Event that occurs on or after the second anniversary of the closing of the Private Placement, or any voluntary or involuntary liquidation, dissolution, winding up of the Company that is not a Deemed Liquidation Event (each a “Liquidation Event”), the holders of each share of Redeemable Convertible Preferred will be entitled to receive, in preference to the holders of the Common Stock and any junior preferred stock, an amount per share equal to the greater of (1) the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, or (2) the amount that such shares would have been entitled to receive if they had converted into Common Stock immediately prior to such Deemed Liquidation Event or Liquidation Event.

The Company shall have the right to require the Investors to convert the Redeemable Convertible Preferred into Common Stock (the “Mandatory Conversion”) if, at any time following the third anniversary of the closing of the Private Placement, the trading price of the Common Stock exceeds 250% of the Conversion Price (as defined below) for 30 consecutive trading days. The Company’s ability to require conversion shall be subject to (i) a 19.99% blocker provision to comply with Nasdaq Listing Rules (“19.99% Conversion Blocker”), (ii) if so elected by an investor, a 9.99% blocker provision (“9.99% Conversion Blocker”) that will prohibit beneficial ownership of more than 9.99% of the outstanding shares of the Common Stock or voting power at any time, and (iii) applicable regulatory restrictions. The 19.99% Conversion Blocker is subject to certain limited exceptions. The 19.99% Conversion Blocker and the 9.99% Conversion Blocker are hereinafter referred to as the “Conversion Blockers”. “Conversion Price” shall mean an initial price of $2.3633 per share, subject to proportionate adjustment for any stock split, stock dividend or distribution, reclassification, exchange or substitution, merger or reorganization or other similar recapitalization event.

Following the date of a Mandatory Conversion, any shares of Redeemable Convertible Preferred that are not converted as a result of the Conversion Blockers or applicable regulatory restrictions shall continue to be entitled to all of the rights of the holders of Redeemable Convertible Preferred except that they will no longer be entitled to cumulative dividends, priority distribution of assets upon the consummation of a Liquidation Event and certain protective voting provisions.

On or at any time following the seventh anniversary of the closing of the Private Placement, (i) the Company shall also have the right to redeem the Redeemable Convertible Preferred for a cash consideration equal to the sum of the Accrued Value, as of the date of redemption, plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, and (ii) each holder of a share of Redeemable Convertible Preferred shall also have the right to cause the Company to redeem the Redeemable Convertible Preferred held by such holder at the same price.

At any time and from time to time at their election, the holders of Redeemable Convertible Preferred will have the option to convert the Redeemable Convertible Preferred into shares of Common Stock by dividing (i) the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value by (ii) the Conversion Price in effect at the time of such conversion. The conversion of shares of Redeemable Convertible Preferred into shares of Common Stock is subject to the Conversion Blockers.

In addition, for so long as any shares of Redeemable Convertible Preferred remain outstanding, without the approval of holders of a majority of the Redeemable Convertible Preferred, the Company may not, among other things, (i) amend, modify or fail to give effect to any right of holders of the Redeemable Convertible Preferred, (ii) change the authorized number of Redeemable Convertible Preferred, (iii) create or issue a new class or series of equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Redeemable Convertible Preferred in terms of liquidation preference or dividend, (iv) issue shares of Common Stock or securities convertible into Common Stock while the Company has insufficient shares to effect the conversion of the Redeemable Convertible Preferred into Common Stock, (v) declare or pay dividends or redeem or repurchase any capital stock (other than certain repurchases from employees, directors, advisors or consultants upon termination of service) or (vi) create any subsidiary that is not majority-owned, either directly or indirectly, by the Company, subject to certain exceptions. Except as set forth above or as otherwise required by law, holders of shares of Redeemable Convertible Preferred are entitled to vote together with shares of Common Stock (based on one vote per share of Common Stock into which the shares of Redeemable Convertible Preferred are convertible on the applicable record date) on any matter on which the holders of Common Stock are entitled to vote.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company (the “Board”) voted to increase the size of the Board from seven directors to eight directors and, in accordance with the Preferred Stock and Warrant Purchase Agreement, appointed Paul Meister, a partner at Novalis LifeSciences LLC, as a director of the Company, effective immediately following and contingent upon, the closing of the Private Placement, to fill the resulting vacancy.

To the extent such director is not reelected at any time and, so long as the Lead Investor beneficially owns at least 5% of the Company’s outstanding common stock (calculated after giving effect to the full conversion of any shares of Redeemable Convertible Preferred then held by the Lead Investor and full exercise of any Warrants then held by the Lead Investor, in each case, without giving effect to the Conversion Blockers or Beneficial Ownership Limitation, as applicable), the Company has agreed to take all necessary action to appoint a director designated by the Lead Investor, including placing the Lead Investor’s designee in the Company’s proxy statement for its annual meeting of stockholders and recommending that the Company’s stockholders vote in favor of the election of the Lead Investor’s nominee.

In connection with his appointment, Mr. Meister will enter into an indemnification agreement with the Company substantially in the form of the indemnification agreement previously approved by the Board. The form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed on May 28, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company expects to file with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation will establish and designate the Redeemable Convertible Preferred and the rights, preferences and privileges thereof.

Item 8.01	Other Events.

On May 31, 2023, the Company issued a press release entitled “Telesis Bio Secures Financing of $28.0 Million—Up to an Additional $46.2 Million Available Through Warrant Exercise”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the Private Placement, the anticipated use of proceeds from the Private Placement and other statements that are other than statements of historical facts. These forward-looking statements involve significant risks and uncertainties. These statements reflect the Company’s current expectations concerning future events, actual events could differ materially from those anticipated as a result of many factors, including, but not limited to, the risks that the Private Placement may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the Private Placement. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the “Risk Factors” section of the Company’s most recent Form 10-Q filing and its other periodic reports and filings with the SEC. Investors should not place undue reliance on forward-looking statements contained in this Current Report or elsewhere. All forward-looking statements are based on information currently available to the Company, and the Company undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Redeemable Convertible Preferred Stock.

4.1	Form of Short-Term Warrant.

4.2	Form of Long-Term Warrant.

4.3	Form of Pre-Funded Common Stock Purchase Warrant.

10.1	Redeemable Convertible Preferred Stock and Warrant Purchase Agreement dated May 31, 2023.

10.2	Form of Registration Rights Agreement.

10.3	Amendment to Investors’ Rights Agreement dated May 31, 2023.

99.1	Press Release titled “Telesis Bio Secures Financing of $28.0 Million - Up to an Additional $46.2 Million Available Through Warrant Exercise” issued by Telesis Bio Inc. on May 31, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2023	TELESIS BIO INC.

	By:	/s/ Todd R. Nelson
Todd R. Nelson Chief Executive Officer